UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 30, 2017

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Master Agreement for the Exchange of Common Stock, Management, and Control

On or about December 7, 2016, KSIX Media Holdings, Inc., a Nevada corporation (“KSIX”), entered into a Master Agreement for the Exchange of Common Stock, Management, and Control (the “ Exchange Agreement”) with True Wireless, LLC, an Oklahoma Limited Liability Company (“TWL”) and the equity members of TWL (the “Members”).

Kevin Brian Cox (“Cox”), a resident of the State of Tennessee, is the sole owner of all of TWL’s issued and outstanding membership interests, either directly in his own name or indirectly through EWP Communications, LLC, a Tennessee limited liability company also wholly owned by Cox. Additionally, under the Exchange Agreement, the KSIX, executed and entered into a “Management and Marketing Agreement” (“Management Agreement”) with Cox.

Pursuant to the Management Agreement, the KSIX will act as the manager of TWL until such time as the Exchange Agreement and the transactions contemplated thereby are approved by the FCC. At this time a final closing of the Exchange Agreement will occur and TWL will then become a wholly-owned subsidiary of KSIX.

First Addendum to Master Agreement for the Exchange of Equity, Management, and Control

On or about March 30, 2017, KSIX, TWL and the Members executed a First Addendum to the Master Agreement for the Exchange of Common Stock, Management and Control (previously executed on or about December 7, 2016 as set forth above) extending the time for all material deadlines contemplated therein by thirty (30) days so as to allow all parties to complete the necessary tasks required for closing on or about May 1, 2017.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 – First Addendum to Master Agreement for the Exchange of Equity, Management, and Control

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: April 3, 2017	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer